EXHIBIT 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow Jones, Investor Relations Service

January 24, 2005 4:00 p.m.	Traded: NASDAQ Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN 4th QUARTER AND ANNUAL EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (NASDAQ: UBSH - News) reports net income for the quarter ended December 31, 2004 of $5.3 million, up 26.4% from $4.2 million for the same period in 2003. Earnings per share on a diluted basis increased 11.1%, from $.54 to $.60 for the quarter. Return on average equity for the quarter ended December 31, 2004 was 13.13%, while return on average assets for the same period was 1.27%, compared to 14.32% and 1.36% respectively, for the quarter ended December 31, 2003.

Net income for the year 2004 was $17.9 million, up 7.6% from $16.7 million for the same period in 2003. Over this same period, earnings per share on a diluted basis decreased from $2.17 to $2.11 largely as a result of new shares issued in the Company’s acquisition of Guaranty Financial. Return on average equity for the year ended December 31, 2004 was 12.18%, while return on average assets for the same period was 1.19%, compared to 14.88% and 1.42% respectively, for the year ended December 31, 2003.

As a supplement to Generally Accepted Accounting Principles (“GAAP”), the Company also uses certain non-GAAP financial measures to review its operating performance. Earnings per share on a cash basis for the quarter and year ended December 31, 2004 were $.62 and $2.19 as compared to $0.56 and $2.22 in the comparable periods a year ago. Cash basis return on equity for the quarter and year ended December 31, 2004 were 18.32% and 15.78% as compared to 15.42% and 16.09% in the comparable periods a year ago.

“We are very pleased to report fourth quarter financial results that highlight a year underscored by growth initiatives and market opportunities,” said G. William Beale, President of Union Bankshares Corporation. “This past year was the most significant year of growth in our Company’s history, punctuated by the acquisition of Guaranty Financial Corporation on May 1, 2004, the opening of five branches and strong growth within existing branches and markets.

Guaranty Financial Corporation has been fully integrated into our organization and we are very pleased with the results. We did not experience the customer runoff typically experienced in business acquisitions and, in fact, achieved strong growth in both deposits and loans in the eight months since that acquisition. Likewise, we are very pleased with the employees and board members who joined our organization and have made significant contributions to our success. Costs savings anticipated in the acquisition were realized and we believe opportunities exist for additional synergies that may be achieved in this attractive market.

During the fourth quarter we continued our internal expansion with the opening of our Bell Creek branch at Pole Green Road near I-295 in Hanover County. This represents the sixth branch in the Greater Richmond market since December 2003. We also opened our third location of the Bank of Williamsburg on Monticello Road in Williamsburg in January 2005. While these initiatives have slowed the pace of earnings growth in the short-term, they represent very positive long-term opportunities for our organization. We will continue to pursue those opportunities which we feel add value to our organization over the long-term.

Loan demand in the fourth quarter remained strong, increasing by almost $32 million from the third quarter, principally in commercial real estate, construction and commercial business lending. We believe this is reflective of the growth and the economic strength of the markets we serve, though we do anticipate such growth to moderate in response to rising interest rates.

The relative stability of historically low long-term interest rates continued to support strong mortgage loan production of over $136 million for the fourth quarter, up 49% over last year’s fourth quarter. Mortgage loan production for the year was down 7%, but decreasing profit margins in the mortgage sector resulted in a 43% decrease in net income for our mortgage banking segment for the year. This margin tightening is due largely to a shift in product mix from fixed rate to adjustable rate products and increasing competitive pressures. Industry experts anticipate declining volumes in 2005, though not as significant as the decline from 2003 to 2004. We are focused on expanding our mortgage presence throughout our markets, particularly Charlottesville and Richmond, and continuing to strengthen operating efficiencies to enhance our earnings in this segment.”

Operating results for the quarter and the year ended December 31, 2004 reflect the impact on earnings from the Company’s acquisition activity. The Company acquired Guaranty Financial Corporation (Guaranty) on May 1, 2004 which it operated as a separate subsidiary until September 13, 2004, when the operations of Guaranty were merged with and into the Company’s largest subsidiary, Union Bank and Trust Company. Guaranty-related charges include approximately $439 thousand in amortization of core deposit intangibles for the year and $164 thousand for the fourth quarter. In addition, interest expense for the quarter and year included $272 thousand and $755 thousand, respectively, on the Trust Preferred Security Pool used to fund the Guaranty acquisition. Other merger-related expenses, including data and systems conversion, marketing, communications and other integration costs totaled approximately $134 thousand and $343 thousand for the quarter and the year ended December 31, 2004.

In addition, the expansion of the Company’s branch network has impacted results for both the quarter and the year. Five branches were opened in 2004, and one of the Company’s convenience store branches was relocated to a larger traditional banking facility. The costs associated with these branches will typically be greater than the revenue generated in the first 18-24 months.

On a linked quarter basis (current quarter to most recent prior quarter), net income increased 18.8% from $4.5 million in the third quarter of 2004 to $5.3 million in the fourth quarter. The Company’s return on average equity and return on average assets increased to 13.13% and 1.27% from 11.42% and 1.09%, respectively, in the third quarter of 2004.

Net income in the fourth quarter for the community banking segment was $4.9 million, an increase of $896 thousand or 22.4% from $4.0 million in the fourth quarter of 2003. Fourth quarter net income for the mortgage banking segment was $395 thousand, an increase of $213 thousand or 117% from $182 thousand in the same quarter of 2003. Net income for the community banking segment increased by $839 thousand, or 18.8% in the fourth quarter of 2004 from the third quarter of 2004, while net income for the mortgage banking segment increased by $41 thousand, or 11.6% over the same period. For the year ended December 31, 2004, net income for the community bank segment increased 16.4% to $16.5 million from $14.2 million for 2003, while net income for the mortgage banking segment decreased 43% to $1.4 million from $2.5 million for 2003.

Net interest income increased $4.8 million, or 43.8%, from the fourth quarter of 2003. Average earning assets for the quarter grew to $1.53 billion compared to $1.15 billion a year earlier providing the Company with a higher earnings base. Volume growth combined with an increase of 24 basis points in the net interest margin (FTE) (which increased to 4.23% in the fourth quarter of 2004, up from 3.99% in the same quarter of 2003) provided an $11.8 million increase in net interest income year over year.

For the quarter ended December 31, 2004, the provision for loan losses was $520 thousand, up from $372 thousand a year earlier. This is reflective of net chargeoffs totaling $153 thousand for the quarter compared to net recoveries of $82 thousand during the same quarter a year ago. At December 31, 2004, nonperforming assets totaled $11.2 million, including a single credit relationship totaling $10.9 million. These loans are secured by real estate, but based on the information currently available management has allocated $1.1 million in reserves. Since the end of the first quarter 2004, the Company has entered into a workout agreement with the borrower. Under the terms of the workout, the Company extended further credit of approximately $1.6 million secured by additional property with significant equity. The Company anticipates that this workout will result in a reduction of overall exposure to the borrower.

Noninterest income for the fourth quarter of 2004 was up 18.5% to $6.2 million compared to a year ago. This change includes an increase of $874 thousand, or 36%, in gains on the sales of mortgage loans, $439 thousand in other service charges and $89 thousand in service charges on deposit accounts. This was partially offset by smaller gains from securities transactions of $125 thousand, other real estate owned and bank premises of $188 thousand in addition to other income of $113 thousand. Mortgage loan production for the fourth quarter of 2004 totaled $136.3 million as compared to $91.3 million in the fourth quarter of 2003 and $123.4 million in the third quarter of 2004. Noninterest income for the year ended December 31, 2004 increased $462 thousand or 2%. Service charges on deposit accounts, other service charges, partially offset by lower gains from mortgage loan sales contributed to the overall net increase. Mortgage loan production for the year ended December 31, 2004 totaled $496.2 million as compared to $535.5 million in 2003.

Noninterest expense for the fourth quarter 2004 increased by $3.7 million or 36.6% compared to the same quarter a year ago. On a year to date basis, noninterest expense increased by $10.5 million or 25.8% compared to the same period in 2003. These increases are largely attributable to the Company’s expansion efforts and infrastructure costs. Noninterest expense related to the operation of the former Guaranty branches amounted to approximately $1.5 million and $4.7 million for the quarter and year ended December 31, 2004, respectively. In addition, expenses were up due to branch expansion efforts which added approximately $337 thousand from the same quarter a year ago and $893 thousand for the year. Other expenses related to the overdraft privilege service, not recurring after this year, contributed $36 thousand of the quarterly increase and $576 thousand of the increase for the year. Director expenses also increased by $58 thousand for the quarter and $231 thousand for the year as the Company enhanced its director compensation structure and responded to the additional requirements of Sarbanes-Oxley. The outsourcing of data processing services in September 2003 also contributed approximately $626 thousand to the increase in noninterest expense in 2004. The Company’s decision to outsource this function reflects the changing face of technology and the Company’s commitment to maintain the appropriate operating foundation for future growth.

Loans at December 31, 2004 increased 44% or $386.6 million from December 31, 2003 and 2.6% or $31.6 million from September 30, 2004. The acquisition of Guaranty represents $171.2 million of the growth from December 31, 2003. The remaining growth during the year of $215.4 million is attributable largely to increases in commercial and construction real estate loans, as well as commercial business loans. This loan growth occurred principally within the Richmond, Charlottesville, and Fredericksburg markets. These trends are reflective of the vibrant markets served by the Company and of a strengthening economy. Yields on earning assets increased from 6.01% during the fourth quarter of 2003 to 6.05% for the fourth quarter of 2004 which was up from 5.93% in the third quarter 2004. The cost of funds also declined, from 2.46% in the fourth quarter of 2003 to 2.21% in the fourth quarter of 2004. The cost of funds in the fourth quarter of 2004 was up from 2.15% in the third quarter of 2004.

Deposit levels increased $313.8 million, or 31.4%, from the fourth quarter of 2003 and $18.1 million, or 1.4%, from the third quarter of 2004. The acquisition of Guaranty represents $196 million at acquisition of the growth in deposits from December 31, 2003. The remaining growth in deposits of $117.8 million represents an 11.8% increase from a year earlier.

At December 31, 2004 total assets were $1.67 billion, up 35.5%, or $438 million from $1.23 billion at December 31, 2003. The Guaranty acquisition represents $251.6 million at acquisition of this growth. Securities decreased to $233.5 million at December 31, 2004 compared to $240.1 million a year earlier. The Company’s capital position remains strong with an equity-to-assets ratio of 9.73%.

In December 2004, The Company expanded its relationship with Nationwide Money Services through the addition of 31 ATMs, principally in Fas Mart convenience stores, to its remote ATM network. This expansion of the Company’s delivery channels is intended to enhance customer access and increase market exposure in a cost efficient manner.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (31 locations in the counties of Albemarle, Caroline, Chesterfield, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the Cities of Charlottesville and Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg ( 3 locations in Williamsburg and Newport News). Union Bank & Trust also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products. The Bank of Williamsburg also owns a non-controlling interest in Johnson Mortgage Company, LLC.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data

	For the three months ended December 31		For the year ended December 31
	2004	2003	2004	2003
RESULTS OF OPERATIONS
Interest income	$22,719	$16,795	$80,544	$67,017
Interest expense	6,985	5,854	25,652	23,905

Net interest income	15,734	10,941	54,892	43,112
Provision for loan losses	520	372	2,154	2,307

Net interest income after provision for loan losses	15,214	10,569	52,738	40,805
Noninterest income	6,246	5,270	23,302	22,840
Noninterest expenses	13,964	10,222	51,221	40,725

Income before income taxes	7,496	5,617	24,819	22,920
Income tax expense	2,199	1,428	6,894	6,256

Net income	5,297	4,189	17,925	16,664

Interest earned on loans (Fully Tax Equivalent)	$19,833	$13,790	$69,031	$54,618
Interest earned on securities (FTE)	3,430	3,542	13,758	14,765
Interest earned on earning assets (FTE)	23,289	17,402	82,955	69,564
Net interest income (FTE)	16,304	11,551	57,302	45,659
Interest expense on certificate of deposits	4,404	4,341	17,260	17,593
Interest expense on interest bearing deposits	5,294	4,843	20,029	19,873
Core deposit intangible amortization	307	143	1,010	575

Net income - community banking segment	$4,902	$4,007	$16,515	$14,188
Net income - mortgage banking segment	395	182	1,410	2,476

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.27%	1.36%	1.19%	1.42%
Return on average equity (ROE)	13.13%	14.32%	12.18%	14.88%
Efficiency ratio	63.53%	63.06%	65.51%	61.75%
Efficiency ratio (excluding mortgage segment)	60.09%	58.15%	62.24%	58.65%
Net interest margin (FTE)	4.23%	3.99%	4.11%	4.11%
Yield on earning assets (FTE)	6.05%	6.01%	5.96%	6.27%
Cost of interest bearing liabilities (FTE)	2.21%	2.46%	2.23%	2.62%

PER SHARE DATA
Net income per share - basic	$0.61	$0.55	$2.13	$2.19
Net income per share - diluted	0.60	0.54	2.11	2.17
Cash net income per share - diluted	0.62	0.56	2.19	2.22
Cash dividends paid (semi-annual payment)	0.35	0.31	0.68	0.60
Book value per share	18.61	15.54	18.61	15.54
Tangible book value per share	13.96	14.78	13.96	14.78

FINANCIAL CONDITION
Assets	$1,672,210	$1,234,732	$1,672,210	$1,234,732
Loans, net of unearned income	1,264,841	878,267	1,264,841	878,267
Earning assets	1,544,353	1,159,339	1,544,353	1,159,339
Goodwill	30,992	864	30,992	864
Other intangibles	9,721	4,925	9,721	4,925
Deposits	1,314,318	999,771	1,314,318	999,771
Stockholders’ equity	162,758	118,501	162,758	118,501
Tangible equity	122,045	112,712	122,045	112,712

AVERAGES
Assets	$1,661,215	$1,221,260	$1,504,857	$1,177,657
Loans, net of unearned income	1,253,812	852,803	1,104,942	789,934
Loans held for sale	38,827	28,596	34,326	45,890
Securities	233,557	238,318	239,933	253,528
Earning assets	1,531,994	1,149,522	1,392,926	1,109,643
Deposits	1,303,719	993,521	1,187,338	950,164
Certificates of deposit	565,914	499,932	543,095	485,441
Interest bearing deposits	1,070,961	841,076	990,818	809,638
Borrowings	184,957	103,315	160,213	103,866
Interest bearing liabilities	1,255,918	944,391	1,151,031	913,504
Stockholders’ equity	160,547	116,092	147,166	112,013
Tangible Equity	119,361	110,226	117,759	105,932

ASSET QUALITY
Beginning balance Allowance for loan loss	$16,017	$11,065	$11,519	$9,179
Acquired bank allowance balance 5/1	—	—	2,040	—
plus provision for loan loss	520	372	2,154	2,307
less charge offs	(430)	(210)	(1,173)	(955)
plus recoveries	277	292	1,844	988

Allowance for loan losses	16,384	11,519	16,384	11,519
Allowance as % of total loans	1.30%	1.31%	1.30%	1.31%

Nonaccrual loans	$11,169	$9,174	$11,169	$9,174
Foreclosed properties & real estate investments	14	444	14	444

Total nonperforming assets	11,183	9,618	11,183	9,618
Loans past due 90 days and accruing interest	821	957	821	957

Total nonperforming assets plus 90 days	12,004	10,575	12,004	10,575
Nonperforming assets to loans plus foreclosed properties	0.88%	1.09%	0.88%	1.09%

OTHER DATA

Market value per share at period-end	$38.43	$30.50	$38.43	$30.50
Price to book value ratio	2.06	1.96	2.06	1.96
Price to earnings ratio	18.21	14.06	18.21	14.06
Weighted average shares outstanding, basic	8,720,073	7,614,381	8,402,791	7,602,872
Weighted average shares outstanding, diluted	8,799,961	7,696,907	8,482,142	7,675,437
Shares outstanding at end of period	8,744,176	7,627,248	8,744,176	7,627,248
Shares repurchased	—	—	—	1,000
Average price of repurchased shares	—	—	—	24.07
Mortgage loan originations	136,286,469	91,292,735	496,152,663	535,481,905
% of originations that are refinances	32.5%	32.2%	32.4%	50.0%

End of period full time equivalent employees	566	478	566	478
Number of full service branches	43	32	43	32
Number of Bank subsidiaries	4	4	4	4
Number of ATMs	88	34	88	34

ALTERNATIVE PERFORMANCE MEASURES
Net income	$5,297	$4,189	$17,925	$16,664
Plus amortization of core deposit intangibles, net of tax	200	94	657	378

Cash basis operating earnings (1)	5,497	4,283	18,582	17,042

Weighted average shares outstanding	8,799,961	7,696,907	8,482,142	7,675,437

Average assets	1,661,215	1,221,260	1,504,857	1,177,657
Less goodwill (average)	(31,309)	(864)	(21,039)	(864)
Less core deposit intangibles (average)	(9,877)	(5,002)	(8,368)	(5,217)

Average tangible assets (1)	1,620,029	1,215,394	1,475,450	1,171,576

Average equity	160,547	116,092	147,166	112,013
Less goodwill (average)	(31,309)	(864)	(21,039)	(864)
Less core deposit intangibles (average)	(9,877)	(5,002)	(8,368)	(5,217)

Average tangible equity (1)	119,361	110,226	117,759	105,932

Cash basis EPS fully diluted (1)	$0.62	$0.56	$2.19	$2.22
Cash basis return on average tangible assets (1)	1.35%	1.40%	1.26%	1.45%
Cash basis return on average tangible equity (1)	18.32%	15.42%	15.78%	16.09%

(1)	As a supplement to Generally Accepted Accounting Principles (“GAAP”), management also reviews operating performance based on its “cash basis earnings” to fully analyze its core business. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

In management’s opinion, cash basis earnings are useful to investors because by excluding non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed in direct comparison with non-GAAP measures of other companies.

UNION BANKSHARES CORPORATION

Comparative Balance Sheets

	12/31/2004	12/31/2003	Change
(Dollars in thousands)			$	%
ASSETS
Cash and due from banks	$29,920	$28,708	$1,212	4.2%
Interest-bearing deposits in other banks	523	2,077	(1,554)	-74.8%
Other interest bearing deposits	2,598	—	2,598	NM
Money market investments	130	137	(7)	-5.1%
Federal funds sold	73	10,050	(9,977)	-99.3%

Total cash and cash equivalents	33,244	40,972	(7,728)	-18.9%

Securities held for trading, at market value	52	—	52	NM
Securities available for sale, at fair value	233,467	240,124	(6,657)	-2.8%

Total securities	233,519	240,124	(6,605)	-2.8%

Loans held for sale	42,668	28,683	13,985	48.8%

Loans, net of unearned income	1,264,841	878,267	386,574	44.0%
Less allowance for loan losses	(16,384)	(11,519)	(4,865)	42.2%

Net loans	1,248,457	866,748	381,709	44.0%

Bank premises and equipment, net	40,945	26,528	14,417	54.3%
Other real estate owned	14	444	(430)	-96.8%
Core deposit intangible	9,721	4,925	4,796	97.4%
Goodwill	30,992	864	30,128	3487.0%
Other assets	32,650	25,444	7,206	28.3%

Total assets	$1,672,210	$1,234,732	$437,478	35.4%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing demand deposits	$230,055	$146,423	$83,632	57.1%
Interest-bearing deposits:
NOW accounts	195,309	149,168	46,141	30.9%
Money market accounts	197,616	104,911	92,705	88.4%
Savings accounts	117,851	93,374	24,477	26.2%
Time deposits of $100,000 and over	209,929	177,458	32,471	18.3%
Other time deposits	363,556	328,437	35,119	10.7%

Total interest-bearing deposits	1,084,262	853,348	230,914	27.1%

Total deposits	1,314,317	999,771	314,546	31.5%

Securities sold under agreements to repurchase	45,024	42,602	2,422	5.7%
Other short-term borrowings	24,514	—	24,514	NM
Junior subordinated debentures	23,196	—	23,196	NM
Long-term borrowings	90,271	66,208	24,063	36.3%

Total borrowings	183,005	108,810	74,195	68.2%

Other liabilities	12,130	7,650	4,480	58.6%

Total liabilities	1,509,452	1,116,231	393,221	35.2%

Stockholders’ equity
Common stock	17,488	15,254	2,234	14.6%
Surplus	33,716	2,401	31,315	1304.2%
Retained earnings	106,460	94,102	12,358	13.1%
Unrealized gain on securities available for sale, net of deferred taxes	5,094	6,744	(1,650)	-24.5%

Total stockholders’ equity	162,758	118,501	44,257	37.3%

Total liabilities and stockholders’ equity	$1,672,210	$1,234,732	$437,478	35.4%

Union Bankshares Corporation

Comparative Income Statements

This Quarter vs. Same Quarter Last Year

			Change
(in thousands)	12/31/2004	12/31/2003	$	%
Interest and dividend income:
Interest and fees on loans	$19,774	$13,717	$6,057	44.2%
Interest on Federal funds sold	1	66	(65)	-98.5%
Interest on interest bearing deposits in other banks	12	5	7	140.0%
Interest on other interest bearing deposits	12	—	12	N/M
Interest on money market investments	1	—	1	N/M
Interest and dividends on securities:
Taxable	1,971	1,969	2	0.1%
Nontaxable	948	1,038	(90)	-8.7%

Total interest and dividend income	22,719	16,795	5,924	35.3%

Interest expense:
Interest on deposits	5,294	4,843	451	9.3%
Interest on Federal funds	55	—	55	N/M
Interest on short-term borrowings	168	63	105	166.7%
Interest on long-term borrowings	1,468	948	520	54.9%

Total interest expense	6,985	5,854	1,131	19.3%

Net interest income	15,734	10,941	4,793	43.8%
Provision for loan losses	520	372	148	39.8%

Net interest income after provision for loan losses	15,214	10,569	4,645	43.9%

Noninterest income:
Service charges on deposit accounts	1,724	1,635	89	5.4%
Other service charges and fees	1,057	618	439	71.0%
Gains (losses) on securities transactions, net	2	127	(125)	-98.4%
Gain on sales of loans	3,301	2,427	874	36.0%
Gains (losses) on other real estate owned and bank premises, net	(50)	138	(188)	-136.2%
Other operating income	212	325	(113)	-34.8%

Total noninterest income	6,246	5,270	976	18.5%

Noninterest expenses:
Salaries and benefits	7,832	5,872	1,960	33.4%
Occupancy expenses	968	699	269	38.5%
Furniture and equipment expenses	927	748	179	23.9%
Other operating expenses	4,237	2,903	1,334	46.0%

Total noninterest expenses	13,964	10,222	3,742	36.6%

Income before income taxes	7,496	5,617	1,879	33.5%
Income tax expense	2,199	1,428	771	54.0%

Net income	$5,297	$4,189	1,108	26.5%

UNION BANKSHARES CORPORATION

Comparative Income Statements

Year-to-Year (Dollars in thousands)	12/31/2004	12/31/2003	Change
			$	%
Interest and dividend income:
Interest and fees on loans	$68,738	$54,312	$14,426	26.6%
Interest on Federal funds sold	102	138	(36)	-26.1%
Interest on interest-bearing deposits in other banks	29	22	7	31.8%
Interest on other interest-bearing deposits	33	—	33	NM
Interest on money market investments	1	22	(21)	-95.5%
Interest and dividends on securities:
Taxable	7,709	8,171	(462)	-5.7%
Nontaxable	3,932	4,352	(420)	-9.7%

Total interest and dividend income	80,544	67,017	13,527	20.2%

Interest expense:
Interest on deposits	20,029	19,873	156	0.8%
Interest on Federal funds	146	46	100	217.4%
Interest on short-term borrowings	551	279	272	97.5%
Interest on long-term borrowings	4,926	3,707	1,219	32.9%

Total interest expense	25,652	23,905	1,747	7.3%

Net interest income	54,892	43,112	11,780	27.3%
Provision for loan losses	2,154	2,307	(153)	-6.6%

Net interest income after provision for loan losses	52,738	40,805	11,933	29.2%

Noninterest income:
Service charges on deposit accounts	6,826	5,597	1,229	22.0%
Other service charges and fees	3,431	2,509	922	36.7%
Gains (losses) on securities transactions, net	49	113	(64)	-56.6%
Gain on sales of loans	11,836	13,260	(1,424)	-10.7%
Gains (losses) on sales of other real estate owned and bank premises, net	29	165	(136)	-82.4%
Other operating income	1,131	1,196	(65)	-5.4%

Total noninterest income	23,302	22,840	462	2.0%

Noninterest expenses:
Salaries and benefits	29,128	25,137	3,991	15.9%
Occupancy expenses	3,427	2,684	743	27.7%
Furniture and equipment expenses	3,444	2,609	835	32.0%
Other operating expenses	15,222	10,295	4,927	47.9%

Total noninterest expenses	51,221	40,725	10,496	25.8%

Income before income taxes	24,819	22,920	1,899	8.3%
Income tax expense	6,894	6,256	638	10.2%

Net income	$17,925	$16,664	$1,261	7.6%

Union Bankshares Corporation

AVERAGE BALANCES (1), INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the three months ended December 31,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$157,511	$1,970	4.98%	$155,544	$1,969	5.02%	$173,578	$2,349	5.37%
Tax-exempt (2)	76,046	1,460	7.64%	82,774	1,573	7.54%	91,043	1,734	7.56%

Total securities	233,557	3,430	5.84%	238,318	3,542	5.90%	264,621	4,083	6.12%
Loans, net	1,253,812	19,298	6.12%	852,803	13,393	6.23%	694,324	12,721	7.27%
Loans held for sale	38,827	535	5.48%	28,596	397	5.51%	42,782	558	5.17%
Federal funds sold	497	1	0.80%	27,653	65	0.93%	16,209	55	1.35%
Money market investments	103	—	0.00%	110	—	0.00%	8,494	28	1.31%
Interest-bearing deposits in other banks	2,600	12	1.84%	2,042	5	0.97%	1,538	5	1.29%
Other interest-bearing deposits	2,598	12	1.84%	—	—		—	—

Total earning assets	1,531,994	23,288	6.05%	1,149,522	17,402	6.01%	1,027,968	17,450	6.73%
Allowance for loan losses	(16,273)			(11,286)			(9,198)
Total non-earning assets	145,494			83,024			73,687

Total assets	$1,661,215			$1,221,260			$1,092,457

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$194,485	134	0.27%	$145,693	113	0.31%	$126,631	200	0.63%
Money market savings	191,664	549	1.14%	102,049	226	0.88%	87,351	274	1.24%
Regular savings	118,898	205	0.69%	93,403	163	0.69%	83,826	248	1.17%
Certificates of deposit:
$100,000 and over	200,792	1,692	3.35%	171,591	1,597	3.69%	143,876	1,512	4.17%
Under $100,000 . . . .	365,122	2,713	2.96%	328,340	2,744	3.32%	304,327	2,929	3.82%

Total interest-bearing deposits	1,070,961	5,293	1.97%	841,076	4,843	2.28%	746,011	5,163	2.75%
Other borrowings	184,957	1,691	3.64%	103,315	1,008	3.87%	105,619	1,042	3.91%

Total interest-bearing liabilities	1,255,918	6,984	2.21%	944,391	5,851	2.46%	851,630	6,205	2.89%

Noninterest bearing liabilities:
Demand deposits	232,758			152,445			126,836
Other liabilities	11,992			8,332			10,554

Total liabilities	1,500,668			1,105,168			989,020
Stockholders’ equity	160,547			116,092			103,437

Total liabilities and stockholders’ equity	$1,661,215			$1,221,260			$1,092,457

Net interest income		$16,304			$11,551			$11,245

Interest rate spread			3.84%			3.55%			3.84%
Interest expense as a percent of average earning assets			1.81%			2.02%			2.39%
Net interest margin			4.23%			3.99%			4.34%

(1)	Includes Guaranty Bank from acquisition date of 5/1/2004.
(2)	Income and yields are reported on a taxable equivalent basis.

Union Bankshares Corporation

AVERAGE BALANCES (1), INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the years ended December 31,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$159,709	$7,709	4.83%	$168,022	$8,171	4.86%	$168,787	$9,619	5.70%
Tax-exempt (2)	80,224	6,049	7.54%	85,506	6,594	7.71%	91,814	7,015	7.64%

Total securities	239,933	13,758	5.73%	253,528	14,765	5.82%	260,601	16,634	6.38%
Loans, net	1,104,942	67,114	6.07%	789,934	52,266	6.62%	658,836	49,403	7.50%
Loans held for sale	34,326	1,917	5.58%	45,890	2,351	5.12%	27,606	1,663	6.02%
Federal funds sold	8,090	102	1.26%	16,241	138	0.85%	14,153	206	1.46%
Money market investments	101	1	0.99%	1,913	22	1.15%	2,778	40	1.44%
Interest-bearing deposits in other banks	3,645	29	0.80%	2,137	22	1.03%	1,146	17	1.48%
Other interest-bearing deposits	1,889	33	1.75%	—	—		—	—

Total earning assets	1,392,926	82,954	5.96%	1,109,643	69,564	6.27%	965,120	67,963	7.04%
Allowance for loan losses	(14,167)			(10,279)			(8,370)
Total non-earning assets	126,098			78,293			71,684

Total assets	$1,504,857			$1,177,657			$1,028,434

Liabilities & Stockholders' Equity:
Interest-bearing deposits:
Checking	$175,659	488	0.28%	$136,621	567	0.42%	$120,878	1,028	0.85%
Money market savings	159,111	1,555	0.98%	97,368	967	0.99%	84,623	1,193	1.41%
Regular savings	112,953	726	0.64%	90,208	746	0.83%	78,497	1,014	1.29%
Certificates of deposit:
$100,000 and over	190,506	6,582	3.46%	163,330	6,277	3.84%	135,429	5,718	4.22%
Under $100,000	352,589	10,678	3.03%	322,111	11,316	3.51%	286,076	11,506	4.02%

Total interest-bearing deposits	990,818	20,029	2.02%	809,638	19,873	2.45%	705,503	20,459	2.90%
Other borrowings	160,213	5,623	3.51%	103,866	4,032	3.88%	101,385	4,168	4.11%

Total interest-bearing liabilities	1,151,031	25,652	2.23%	913,504	23,905	2.62%	806,888	24,627	3.05%

Noninterest bearing liabilities:
Demand deposits	196,520			140,526			115,552
Other liabilities	10,140			11,614			8,734

Total liabilities	1,357,691			1,065,644			931,174
Stockholders' equity	147,166			112,013			97,260

Total liabilities and stockholders' equity	$1,504,857			$1,177,657			$1,028,434

Net interest income		$57,302			$45,659			$43,336

Interest rate spread			3.73%			3.65%			3.99%
Interest expense as a percent of average earning assets			1.84%			2.15%			2.55%
Net interest margin			4.11%			4.11%			4.49%

(1)	Includes Guaranty Bank from acquisition date of 5/1/2004.
(2)	Income and yields are reported on a taxable equivalent basis.